EXHIBIT 99.1

                                [TEAMSTAFF LOGO]

CONTACT INFORMATION:

TEAMSTAFF, INC.                        CCG INVESTOR RELATIONS
300 Atrium Drive                       19900 MacArthur Blvd. #110
Somerset, NJ  08873                    Irvine, CA  92612
(732) 748-1700                         (949) 851-1109
T. KENT SMITH, PRESIDENT & CEO         CHRISTI MOTTOLA
                                       MANAGING PARTNER
                                       CMOTTOLA@AOL.COM

            TEAMSTAFF ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS
         AND PROVIDES PROGRESS REPORT ON POST-RESTRUCTURING GROWTH PLANS

                    o         Medical staffing sales force doubles in size,
                              expanding sales coverage in the Southeast,
                              Southwest, and Mid-Atlantic regions

                    o         Senior Vice President of Sales hired for TeamStaff
                              Rx

Somerset, NJ - May 5, 2004- TeamStaff, Inc. (NASDAQ: TSTF), one of the nation's leading providers of healthcare staffing and specialty payroll services, today announced that it has filed its Form 10-Q for the fiscal quarter ended March 31,
2004. Additionally, TeamStaff announced financial results for the quarter ended
March 31, 2004. As a result of TeamStaff's sale of its Professional Employer
Organization (PEO) segment, all results reported in this release have been reclassified to show PEO and certain related corporate expenses as discontinued
operations.

TeamStaff's revenues from continuing operations for the three months ended March
31, 2004 were $8.8 million compared to $16.4 million in the comparable quarter of last year. The decrease is primarily due to lower revenues in the medical staffing division. Commenting on the decline in medical staffing revenues,
TeamStaff's President and CEO, T. Kent Smith stated, "The healthcare staffing industry in general is still recovering from the declines of the past year and experiencing a slower bounce-back than anticipated. At the same time, according to preliminary data from the Bureau of Labor Statistics, healthcare industry hiring was up for the eighth month in a row in March, albeit by only 0.2%. We are anticipating a shift by hospitals from hiring predominantly permanent employees to more flexible staffing alternatives to meet their patient care requirements. We are encouraged by having seen a marked increase in our medical staffing billable hours in the last week of the quarter compared to the first week of the quarter, which we believe is due, in part, to coming off of a seasonal decline in temporary staffing orders and our increased sales efforts."

Mr. Smith went on to state, "TeamStaff is taking initiatives to improve its performance in advance of a full recovery in this market segment and we continue to make solid progress in our restructuring efforts, which should pave the way to our targeted return to profitability in the fourth fiscal quarter of 2004.
Significantly, we doubled the size of our medical staffing sales force this quarter, giving us expanded coverage in the Southeast, Southwest, and
Mid-Atlantic regions. Additionally, we have hired a Senior Vice President of
Sales, Barry McDonald, who brings 21 years of industry experience to TeamStaff
Rx. Barry has held senior executive

                                       3

positions at Olsten, US Nursing and On Assignment. This was the last piece in building our senior team for TeamStaff Rx. We remain encouraged that signs of an improving economy and our focus on increasing the size of our sales force will continue to support the recent increase in demand for our services."

Operating expenses decreased $1.4 million or 32% in the second quarter of fiscal
2004 as compared to fiscal 2003. The decrease was driven by lower severance and retirement benefits for the former CEO and CFO, approximating a year-over-year decrease of $0.9 million, as well as a lower employee headcount. Loss from continuing operations was $0.7 million or ($0.04) per share, compared to a loss of $0.8 million or ($0.05) per share in the same quarter of last year. Net loss, including discontinued operations, was $1.0 million, or ($0.06) per share compared to a net loss of $26.0 million or ($1.65) per share in the second quarter of last year. The net loss was affected by $0.3 million or ($0.02) per share loss and $25.2 million or ($1.60) per share loss from discontinued
operations in the second quarter of fiscal 2004 and 2003, respectively.

TeamStaff's revenues from continuing operations for the six months ended March
31, 2004 were $18.5 million compared to $34.8 million in the same period of last year. The decrease is attributable to lower revenues in the medical staffing division as noted above. Operating expenses for the six months ended March 31,
2004 decreased $1.4 million or 19% compared to the comparable period last year.
The decrease, as stated above, was primarily attributable to lower severance and retirement benefits due the former CEO and CFO, approximating $0.9 million, as well as the previously mentioned reduction in employee headcount. Loss from continuing operations was $1.2 million or ($0.08) per share compared to $0.5 million or ($0.03) per share in the comparable six months of last year. Net loss, including discontinued operations, was $2.8 million or ($0.18) per share compared to a net loss of $25.9 million or ($1.64) per share in the first half of last year. The net loss includes $1.6 million or ($0.10) per share loss in the first six months of fiscal 2004 and $25.4 million or ($1.61) per share loss from discontinued operations in the first six months of fiscal 2003.

Mr. Smith commented, "We recognize that restructuring and repositioning the
TeamStaff organization has taken and will continue to take time and effort. The recently announced release of $2.25 million of escrow funds related to the sale of the PEO division and the $1.7 million reduction in workers' compensation letter of credit requirements represented two important steps in our repositioning strategy. Additionally, as we restructure TeamStaff's operations, we continue to examine and implement ways to reduce overhead expenses in our post-PEO operating environment. As of March 31, 2004, for example, information technology and other infrastructure support personnel totaled 19 employees. This compares to a total of 40 such employees just six months ago. We have also undertaken a complete review of our significant vendor relationships as we attempt to reduce overhead expense and increase profit margin. While we recognize that we have a good deal more work ahead of us, we have again this quarter hit the internal profit and loss targets that we set for transforming
TeamStaff and returning it to profitability."

ABOUT TEAMSTAFF, INC.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of payroll and medical staffing solutions.

TeamStaff Rx provides medical allied health professionals and nurses to doctors'
offices and medical facilities throughout the United States on a temporary or permanent basis and offers programs and services designed to assist medical facilities in managing their temporary staffing costs. DSi Payroll Services,
TeamStaff's payroll processing division, provides customized payroll management and tax filing services to select industries, such as construction and general contracting.

For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains "forward-looking statements" as defined by the
Federal Securities Laws. TeamStaff's actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors, including but not limited to: (i) regulatory and tax developments; (ii)
changes in direct costs and operating expenses; (iii) the estimated costs and effectiveness of capital projects and investments in technology infrastructure;
(iv) ability to effectively implement its business strategies and operating efficiency initiatives, including, but not limited to, its business strategy for
TeamStaff Rx; (v) the effectiveness of sales and marketing efforts, including
TeamStaff's marketing arrangements with other companies; (vi) changes in the competitive environment in the temporary staffing and payroll processing industry; (vii) the favorable or unfavorable development of workers'
compensation claims covered under TeamStaff's workers' compensation

                                       4

programs; and (viii) other one-time events and other important factors disclosed previously and from time to time in TeamStaff's filings with the U.S. Securities and Exchange Commission. These factors are described in further detail in
TeamStaff's filings with the U.S. Securities and Exchange Commission.

                             FINANCIAL TABLE FOLLOWS

                                       5

                        TEAMSTAFF, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     FOR THE THREE MONTHS ENDED      FOR THE SIX MONTHS ENDED
                                                                    -----------------------------   ---------------------------
                                                                     MARCH 31,         MARCH 31,      MARCH 31,      MARCH 31,
                                                                       2004               2003          2004            2003
                                                                    (UNAUDITED)       (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
                                                                    -----------       -----------   ------------    -----------

REVENUES                                                             $ 8,798          $  16,378       $ 18,537      $  34,835

DIRECT EXPENSES                                                        6,875             13,215         14,384         28,149
                                                                    -----------       -----------   ------------    -----------
   Gross profit                                                        1,923              3,163          4,153          6,686

OPERATING EXPENSES                                                     2,884              4,266          5,960          7,343

DEPRECIATION AND AMORTIZATION                                            115                 77            187            151
                                                                    -----------       -----------   ------------    -----------
   Loss from operations                                               (1,076)            (1,180)        (1,994)          (808)
                                                                    -----------       -----------   ------------    -----------
OTHER INCOME (EXPENSE)
   Interest income                                                         7                 22             12             46
   Interest expense                                                      (31)              (104)           (58)          (170)
   Other Income                                                           48                110            119            281
                                                                    -----------       -----------   ------------    -----------
                                                                          24                 28             73            157
                                                                    -----------       -----------   ------------    -----------
   Loss before tax                                                    (1,052)            (1,152)        (1,921)          (651)

INCOME TAX BENEFIT                                                       401                388            731            186
                                                                    -----------       -----------   ------------    -----------
   Loss from continuing operations                                      (651)              (764)        (1,190)          (465)

LOSS FROM DISCONTINUED OPERATIONS:
   Loss from operations, net of tax benefit of
      $204, $2,710, $529 and $2,910 for the quarters and
      six months ended March 31, 2004 and 2003 respectively             (329)           (25,193)          (858)       (25,407)
   Loss from disposal, net of tax benefit of
      $2, $0, $485 and $0 for the quarters and
      six months ended March  31, 2004 and 2003, respectively             (4)                -            (783)            -
                                                                    -----------       -----------   ------------    -----------
                                                                        (333)           (25,193)        (1,641)       (25,407)
                                                                    -----------       -----------   ------------    -----------
   Net loss                                                          $  (984)         $ (25,957)      $ (2,831)     $ (25,872)
                                                                    ===========       ===========   ============    ===========

LOSS PER SHARE - BASIC & DILUTED
   Loss from continuing operations                                   $ (0.04)         $  (0.05)       $  (0.08)     $   (0.03)
   Lossfrom discontinued operations                                    (0.02)            (1.60)          (0.10)         (1.61)
                                                                    -----------       -----------   ------------    -----------
   Net loss                                                          $ (0.06)         $  (1.65)       $  (0.18)     $   (1.64)
                                                                    ===========       ===========   ============    ===========

BASIC AVERAGE SHARES OUTSTANDING                                      15,714            15,756          15,714         15,773
                                                                    ===========       ===========   ============    ===========

DILUTED  AVERAGE SHARES OUTSTANDING                                   15,714            15,756          15,714         15,773
                                                                    ===========       ===========   ============    ===========

                        TEAMSTAFF, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                     MARCH 31,             SEPTEMBER 30,
                                                                       2004                    2003
                                                                  -------------            -------------
                                                                   (UNAUDITED)

ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                      $  3,438                 $  4,329
     Restricted cash                                                   1,929                    1,264
     Accounts receivable, net of allowance for
       doubtful accounts of $225 and $142 at
       March 31, 2004 and September 30, 2003, respectively             3,184                    4,926
     Prepaid workers' compensation                                     5,046                    3,645
     Other current assets                                              3,459                    1,447
                                                                  -------------            -------------
          Total current assets                                        17,056                   15,611
                                                                  -------------            -------------

EQUIPMENT AND IMPROVEMENTS
     Furniture and equipment                                           2,795                    2,628
     Computer equipment                                                  368                    1,073
     Computer software                                                 1,120                    1,060
     Leasehold improvements                                              224                      146
                                                                  -------------            -------------
                                                                       4,507                    4,907

     Accumulated depreciation and amortization                        (3,368)                  (3,689)
                                                                  -------------            -------------
       Equipment and Improvemnets, net                                 1,139                    1,218

DEFERRED TAX ASSET                                                    17,143                   14,875

TRADENAME                                                              4,199                    4,199

GOODWILL                                                               1,710                    1,710

OTHER ASSETS                                                             298                      555

ASSETS HELD FOR SALE                                                   1,091                   22,449
                                                                  -------------            -------------
     TOTAL ASSETS                                                   $ 42,636                 $ 60,617
                                                                  =============            =============

                        TEAMSTAFF, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                                  MARCH 31,        SEPTEMBER 30,
                                                                                    2004               2003
                                                                                -------------      -------------
                                                                                 (UNAUDITED)

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt                                              $     78          $     61
   Accounts payable                                                                    649               669
   Accrued payroll                                                                   2,252             2,856
   Deferred tax liability                                                            1,052               538
   Accrued expenses and other current liabilities                                    2,400             3,181
                                                                                -------------      -------------
        Total current liabilities                                                    6,431             7,305

LONG-TERM DEBT, net of current portion                                                  98                94
ACCRUED PENSION LIABILITY                                                            1,348             1,724
LIABILITIES HELD FOR SALE                                                            2,472            16,384
                                                                                -------------      -------------
        Total liabilities                                                           10,349            25,507
                                                                                -------------      -------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Preferred stock, $.10 par value; authorized 5,000 shares; 0 issued
        and outstanding                                                                  -                 -
   Common Stock, $.001 par value; authorized 40,000 shares;
        issued 15,721 and 16,267 at March 31, 2004 and September 30, 2003
        respectively; outstanding 15,714 and 15,714 at March 31, 2004 and
        September 30, 2003, respectively                                                16                16
   Additional paid-in capital                                                       62,963            65,256
   Retained (deficit) earnings                                                     (30,403)          (27,572)
   Accumulated comprehensive losses                                                   (265)             (273)
   Treasury Stock, 7 and 553 shares at cost at March 31, 2004 and
        September 30, 2003, respectively                                               (24)           (2,317)
                                                                                -------------      -------------
        Total shareholders' equity                                                  32,287            35,110
                                                                                -------------      -------------
   TOTAL LIABILITIES AND  SHAREHOLDERS' EQUITY                                    $ 42,636          $ 60,617
                                                                                =============      =============